Exhibit 99

For Immediate Release | October 31, 2014	701 Ninth St., NW
Media Contact: Robert Hainey	Washington, DC 20068
Office 202-872-2680 | 24/7 Media Hotline 202-872-2680 | rshainey@pepcoholdings.com	pepcoholdings.com
Investor Contact: Donna Kinzel	NYSE: POM
Office 302-429-3004 | donna.kinzel@pepcoholdings.com

Pepco Holdings Reports Third-Quarter 2014 Financial Results;
Narrows 2014 Earnings Guidance Range

Pepco Holdings, Inc. (NYSE: POM) today reported third quarter and nine months ended September 30, 2014 earnings from continuing operations as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net Income from Continuing Operations (GAAP)
Net Income ($ in millions)	$79	$110	$207	$52
Earnings Per Share	$0.31	$0.44	$0.82	$0.21

Adjusted Net Income from Continuing Operations (Non-GAAP)
Adjusted Net Income ($ in millions)	$116	$110	$262	$219
Adjusted Earnings Per Share	$0.46	$0.44	$1.04	$0.90

“Our third quarter results and reliability metrics continue to reflect the positive impact of our investments in the electric system across our jurisdictions. Over the next five years, we expect to spend $6.6 billion on additional investments to further improve reliability and customer service which will include replacing aging infrastructure and installing advanced technologies,” said Joseph M. Rigby, Chairman, President and Chief Executive Officer. “We look forward to continued progress on our strategic goals of system reliability and customer satisfaction as we move forward with our pending merger with Exelon.” Rigby added, “Important milestones were reached when our shareholders voted to approve the proposed transaction in the third quarter, and the Virginia State Corporation Commission provided its approval of the merger on October 7. Work continues with Exelon on obtaining the remaining regulatory approvals.”

1 (more)

Pepco Holdings’ GAAP net income from continuing operations for the three months ended September 30, 2014 was $79 million, or 31 cents per share, as compared to $110 million or 44 cents per share, for the same quarter in the prior year. Excluding items that we believe are not representative of ongoing business operations, adjusted net income from continuing operations for the third quarter of 2014 would have been $116 million, or 46 cents per share. There were no adjustments to GAAP earnings in the third quarter of 2013.

The increase in adjusted net income from continuing operations (Non-GAAP) in the third quarter of 2014, as compared to the 2013 third quarter, was driven by higher electric distribution revenue (primarily due to higher rates from increased infrastructure investment) and benefits received from tax deductions associated with Pepco Energy Services energy efficiency projects. Partially offsetting these positive factors were higher operation and maintenance expense and higher depreciation expense.

For the nine months ended September 30, 2014, Pepco Holdings’ GAAP net income from continuing operations was $207 million, or 82 cents per share, as compared to $52 million, or 21 cents per share, for the nine months ended September 30, 2013. Excluding items that we believe are not representative of ongoing business operations, adjusted net income from continuing operations for the nine months ended September 30, 2014 would have been $262 million, or $1.04 per share, as compared to $219 million, or 90 cents per share, for the same period in the prior year.

The primary drivers of the increase in adjusted net income from continuing operations (Non-GAAP) for the nine months ended September 30, 2014, as compared to the 2013 period, were higher electric distribution and transmission revenue (primarily due to higher rates from increased infrastructure investment), partially offset by higher depreciation expense and lower income tax benefits (due to a favorable income tax adjustment in 2013).

Non-GAAP Financial Information

Management believes the adjusted net income from continuing operations and related per share data (both as historical financial information and earnings guidance) are representative of Pepco Holdings’ ongoing business operations. Management uses this information internally to evaluate Pepco Holdings’ period-over-period financial performance and, therefore, believes that this information is useful to investors. The presentation of adjusted net income from continuing operations and related per share data is intended to complement, and should not be considered as an alternative to, reported earnings and related per share data presented in accordance with generally accepted accounting principles in the United States (GAAP).

2 (more)

Reconciliation of GAAP Financial Information to Adjusted Financial Information

Net Income from Continuing Operations (Millions of dollars)		Three Months Ended September 30,		Nine Months Ended September 30,
		2014	2013	2014	2013
Reported (GAAP) Net Income from Continuing Operations		$79	$110	$207	$52
Adjustments (after-tax):
•	Incremental merger-related transaction costs	3	–	17	–
•	Incremental merger-related integration costs	2	–	6	–
•	Impairment loss related to Pepco Energy Services (PES) long-lived assets	32	–	32	–
•	Potomac Capital Investment Corporation (PCI) valuation allowances related to certain deferred tax assets	–	–	–	101
•	Interest associated with change in assessment of corporate tax benefits related to the cross-border energy lease investments	–	–	–	66
Adjusted Net Income from Continuing Operations (Non-GAAP)		$116	$110	$262	$219

Earnings per Share from Continuing Operations		Three Months Ended September 30,		Nine Months Ended September 30,
		2014	2013	2014	2013
Reported (GAAP) Earnings per Share from Continuing Operations		$0.31	$0.44	$0.82	$0.21
Adjustments (after-tax):
•	Incremental merger-related transaction costs	0.01	–	0.07	–
•	Incremental merger-related integration costs	0.01	–	0.02	–
•	Impairment loss related to PES long-lived assets	0.13	–	0.13	–
•	PCI valuation allowances related to certain deferred tax assets	–	–	–	0.42
•	Interest associated with change in assessment of corporate tax benefits related to the cross-border energy lease investments	–	–	–	0.27
Adjusted Earnings per Share from Continuing Operations (Non-GAAP)		$0.46	$0.44	$1.04	$0.90

The income tax effects with respect to the foregoing adjustments, where applicable, were calculated using composite income tax rates of 35 to 41 percent. Most merger-related costs are not tax deductible.

Discontinued Operations

Due to the early termination of Pepco Holdings’ cross-border energy lease investments during 2013, these investments are accounted for as discontinued operations and are no longer reported as a separate segment for financial reporting purposes.

3 (more)

In 2013, Pepco Energy Services completed a previously announced wind-down of its retail energy supply component. As a result, the operations of PES’ retail electric and natural gas supply businesses are accounted for as discontinued operations and are no longer a part of the PES segment for financial reporting purposes.

For the nine months ended September 30, 2014 there was no activity in discontinued operations, compared to a net loss of $1.31 per share for the same period in 2013.

Earnings Guidance

Pepco Holdings today narrowed its earnings guidance range for 2014 to between $1.17 and $1.27 from $1.12 and $1.27 per share. The guidance range assumes normal weather conditions and excludes:

•	the results of discontinued operations and the impact of any special, unusual or extraordinary items,

•	the effect of adopting new accounting standards,

•	the effect of changes in tax law,

•	the impairment of assets, and

•	the incremental transaction and integration costs associated with the planned merger with Exelon.

Recent Events

Pepco Holdings – Exelon Merger

On September 23, 2014, the stockholders of Pepco Holdings approved the planned merger with Exelon Corporation announced earlier this year. On October 7, 2014, merger approval was received from the Virginia State Corporation Commission. Approval applications related to the merger are pending with the Federal Energy Regulatory Commission, the Delaware Public Service Commission, the New Jersey Board of Public Utilities (NJBPU), the District of Columbia Public Service Commission (DCPSC) and the Maryland Public Service Commission. The Hart-Scott-Rodino notification was filed in the third quarter of 2014 and in October 2014 Exelon and Pepco Holdings received a request for additional information from the Department of Justice. Following receipt of the required approvals, the parties anticipate closing the transaction in the second or third quarter of 2015.

4 (more)

Operations

•	Power Delivery electric sales were 12,780 gigawatt hours (GWh) in the third quarter of 2014, compared to 13,335 GWh for the same period in 2013. In the electric service territory, cooling degree days decreased by 4 percent for the three months ended September 30, 2014, compared to the same period in 2013. Weather-adjusted electric sales were 12,984 GWh in the third quarter of 2014, compared to 13,439 GWh for the same period in the prior year.

•	Power Delivery electric sales were 36,219 GWh for the nine months ended September 30, 2014 compared to 36,412 GWh for the nine months ended September 30, 2013. In the electric service territory, cooling degree days decreased by 4 percent and heating degree days increased by 9 percent for the nine months ended September 30, 2014 compared to the same period in 2013. Weather-adjusted electric sales were 35,929 GWh for the nine months ended September 30, 2014 compared to 36,464 GWh for the same period in 2013.

•	As of September 30, 2014, Pepco’s and Delmarva Power’s installation and activation of smart meters in their District of Columbia, Maryland and Delaware service territories are complete. Recovery of smart meter costs in electric distribution base rates has begun in the District of Columbia and Delaware. Regulatory assets associated with smart meter installation and activation in Maryland have been created.

•	A Peak Energy Savings program initially launched in June 2013 was continued in the Pepco Maryland and Delmarva Power Delaware service areas in 2014. A phase-in of approximately five thousand customers was conducted in the Delmarva Power Maryland service area in 2014. Three events were conducted in Pepco Maryland and two events were held in both the Delmarva Power Delaware and Maryland jurisdictions. During the events, the participating customers earned approximately $5 million in bill credits while reducing electric usage an estimated three million kilowatt hours.

•	In October 2014, Power Delivery updated its forecast of capital expenditures through 2019. Total Power Delivery capital expenditures for the five year period are forecast to be $6.6 billion, with $4.6 billion planned for distribution capital expenditures and $2 billion planned for transmission capital expenditures.

•

At September 30, 2014, PES recorded an impairment loss of $53 million ($32 million after-tax) associated with its combined heat and power thermal generating plant and operation in Atlantic City as a result of significant adverse changes in the financial condition of its customers and the business climate. The impairment reduced the carrying amount of PES’ long-lived assets in Atlantic City from $83 million to $30 million.

•	During the nine months ended September 30, 2014, PES signed $33 million in energy efficiency contracts and $53 million in underground transmission construction contracts. PES signed $38 million in energy efficiency contracts and $41 million in underground transmission construction contracts for the same period in 2013.

5 (more)

Regulatory Matters

•	On October 22, 2014, the NJBPU issued an order continuing the Consolidated Tax Adjustment (CTA) policy for affected consolidated groups in utility base rate case filings. The calculation will be modified to limit the look-back period to five years, exclude transmission assets and limit the impact to the distribution revenue requirement to 25 percent of the final CTA amount. The revised methodology will significantly reduce the effects of the CTA in future electric distribution base rate cases filed by Atlantic City Electric.

•	On August 20, 2014, the NJBPU approved a settlement agreement signed by the parties to Atlantic City Electric’s electric distribution base rate case. The settlement provides for an annual increase in electric distribution base rates by the net amount of $19 million, based on a 9.75 percent return on equity. The new rates were effective September 1, 2014.

•	On August 1, 2014, Pepco and the District of Columbia Department of Transportation jointly filed an application with the DCPSC for approval of the financing order and related surcharge for the District of Columbia power line undergrounding project. The order would authorize the District to issue up to $375 million of bonds to fund the majority of its portion of the underground project and would establish a surcharge that will repay the cost of the bonds. The legislation for the public-private partnership to underground up to 60 high-voltage lines became law on May 3, 2014. The DCPSC is expected to approve the triennial plan (filed in June 2014), and the financing and surcharge applications associated with the legislation in the fourth quarter of 2014.

Financing

•	On August 25, 2014, Atlantic City Electric issued $150 million of 10-year first mortgage bonds. The bonds bear interest at a fixed rate of 3.375 percent and are due on September 1, 2024. The net proceeds were used to repay maturing secured medium term notes, outstanding commercial paper (including commercial paper used to repay Atlantic City Electric’s $100 million term loan on August 21, 2014) and for general corporate purposes.

6 (more)

Further details regarding changes in consolidated earnings between 2014 and 2013 are provided in the schedules that follow. Additional information regarding financial results and recent regulatory events can be found in the Pepco Holdings, Inc. Form 10-Q for the quarter ended September 30, 2014, as filed with the Securities and Exchange Commission, and which is also available at www.pepcoholdings.com/investors. Pepco Holdings, Inc. routinely makes available this and other important information on its website, which is a key channel of distribution for Pepco Holdings, Inc. to reach its public investors and to disclose material, non-public information. Information on the website is not part of this news release.

About PHI: Pepco Holdings, Inc. (NYSE: POM) is one of the largest energy delivery companies in the Mid-Atlantic region, serving about 2 million customers in Delaware, the District of Columbia, Maryland and New Jersey. PHI subsidiaries Pepco, Delmarva Power and Atlantic City Electric provide regulated electricity service; Delmarva Power also provides natural gas service. Through Pepco Energy Services, PHI also provides energy savings performance contracting services, underground transmission and distribution construction and maintenance services, and steam and chilled water under long-term contracts.

Forward-Looking Statements: Some of the statements contained in this news release with respect to Pepco Holdings, Pepco, Delmarva Power and Atlantic City Electric, including each of their respective subsidiaries (each, a “Reporting Company”), are forward-looking statements within the meaning of the U.S. federal securities laws, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “could,” “expects,” “intends,” “assumes,” “seeks to,” “plans,” “anticipates,” “believes,” “projects,” “estimates,” “predicts,” “potential,” “future,” “goal,” “objective,” or “continue” or the negative of such terms or other variations thereof or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause one or more Reporting Company’s or their subsidiaries’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements. These factors should be read together with the risk factors included in the “Risk Factors” section and other statements contained in each Reporting Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission on February 28, 2014, and in each Reporting Company’s Quarterly Reports on Form 10-Q for the quarter ended September 30, 2014, and investors should refer to these risk factor sections and other statements. All of such factors and forward-looking statements are difficult to predict, contain uncertainties, are beyond each Reporting Company’s control and may cause actual results to differ materially from those contained in any forward-looking statements. Any forward-looking statements speak only as to the date this news release was issued, and none of the Reporting Companies undertakes any obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for a Reporting Company to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on such Reporting Company’s or its subsidiaries’ business (viewed independently or together with the business or businesses of some or all of the other Reporting Companies or their subsidiaries) or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any specific factors that may be provided should not be construed as exhaustive.

7 (more)

Pepco Holdings, Inc.

Earnings Per Share Variance

2014 / 2013

	Three Months Ended September 30,

	Power	Pepco Energy	Corporate	Total
	Delivery	Services	and Other	PHI
2013 Earnings (loss) per share from Continuing Operations (GAAP) (1)	$0.46	$–	$(0.02)	$0.44

Change from 2013 earnings (loss) per share from Continuing Operations
Regulated Operations
• Distribution Revenue
- Weather (estimate) (3)	(0.01)	–	–	(0.01)
- Rate Increases	0.04	–	–	0.04
- Other Distribution Revenue	0.02	–	–	0.02
• Network Transmission Revenue	0.01	–	–	0.01
• ACE Basic Generation Service (primarily unbilled revenue)	0.01	–	–	0.01
• Operation & Maintenance	(0.05)	–	–	(0.05)
• Depreciation & Amortization	(0.03)	–	–	(0.03)
• Other, net	0.01	–	–	0.01
Pepco Energy Services	–	0.01	–	0.01
Corporate and Other	–	–	–	–
Income Tax Adjustments	–	0.02	–	0.02
Dilution	(0.01)	–	–	(0.01)

2014 Adjusted earnings (loss) per share from Continuing Operations (Non-GAAP)	0.45	0.03	(0.02)	0.46

2014 Adjustments (2)
• Incremental merger-related transaction costs	–	–	(0.01)	(0.01)
• Incremental merger-related integration costs	(0.01)	–	–	(0.01)
• Impairment loss related to PES long-lived assets	–	(0.13)	–	(0.13)

2014 Earnings (loss) per share from Continuing Operations (GAAP) (4)	$0.44	$(0.10)	$(0.03)	$0.31

(1)   The 2013 weighted average number of diluted shares outstanding was 249 million.

(2)   Management believes the adjusted items are not representative of the Company's ongoing business operations. The presentation of this Non-GAAP financial information is intended to complement, and should not be considered an alternative to, the GAAP information.

(3)   The effect of weather compared to the 20-year average weather is estimated to have decreased earnings by $0.02 per share.

(4)   The 2014 weighted average number of diluted shares outstanding was 252 million.

8 (more)

Pepco Holdings, Inc.

Earnings Per Share Variance

2014 / 2013

	Nine Months Ended September 30,

	Power	Pepco Energy	Corporate	Total
	Delivery	Services	and Other	PHI
2013 Earnings (loss) per share from Continuing Operations (GAAP) (1)	$0.93	$0.01	$(0.73)	$0.21

2013 Adjustments (2)
• Interest associated with change in assessment of corporate tax benefits related to the cross-border energy lease investments	-	–	0.27	0.27
• PCI valuation allowances related to certain deferred tax assets	-	–	0.42	0.42

2013 Adjusted earnings (loss) per share from Continuing Operations (Non-GAAP)	0.93	0.01	(0.04)	0.90

Change from 2013 Adjusted earnings (loss) per share from Continuing Operations
Regulated Operations
• Distribution Revenue
- Weather (estimate) (3)	-	–	–	–
- Rate Increases	0.16	–	–	0.16
- Other Distribution Revenue	0.05	–	–	0.05
• Network Transmission Revenue	0.04	–	–	0.04
• Operation & Maintenance	0.01	–	–	0.01
• Depreciation & Amortization	(0.07)	–	–	(0.07)
• Other, net	0.01	–	–	0.01
Pepco Energy Services	-	–	–	–
Corporate and Other	-	–	(0.01)	(0.01)
Income Tax Adjustments	(0.04)	0.02	–	(0.02)
Dilution	(0.03)	–	–	(0.03)

2014 Adjusted earnings (loss) per share from Continuing Operations (Non-GAAP)	1.06	0.03	(0.05)	1.04

2014 Adjustments (2)
• Incremental merger-related transaction costs	-	–	(0.07)	(0.07)
• Incremental merger-related integration costs	(0.02)	–	–	(0.02)
• Impairment loss related to PES long-lived assets	–	(0.13)	–	(0.13)

2014 Earnings (loss) per share from Continuing Operations (GAAP) (4)	$1.04	$(0.10)	$(0.12)	$0.82

(1)   The 2013 weighted average number of diluted shares outstanding was 245 million.

(2)	Management believes the adjusted items are not representative of the Company's ongoing business operations. The presentation of this Non-GAAP financial information is intended to complement, and should not be considered an alternative to, the GAAP information.

(3)   The effect of weather compared to the 20-year average weather is estimated to have had no impact on earnings per share.

(4)   The 2014 weighted average number of diluted shares outstanding was 252 million.

9 (more)

SEGMENT INFORMATION

	Three Months Ended September 30, 2014
	(millions of dollars)
	Power Delivery	Pepco Energy Services	Corporate and Other (a)	PHI Consolidated
Operating Revenue	$1,242	$73	$(2)	$1,313
Operating Expenses (b)	1,021	126 (c)	–	1,147
Operating Income (Loss)	221	(53)	(2)	166
Interest Expense	58	1	9	68
Other Income	14	1	–	15
Income Tax Expense (Benefit)	65	(26)	(5)	34
Net Income (Loss) from Continuing Operations	112	(27)	(6)	79
Total Assets	13,697	255	1,346	15,298
Construction Expenditures	$272	$1	$20	$293

(a)	Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to Power Delivery for purposes of assessing impairment. Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit Power Delivery. These expenditures are recorded as incurred in Corporate and Other and are allocated to Power Delivery once the assets are placed in service. Corporate and Other includes intercompany amounts of $(2) million for Operating Revenue, $(1) million for Operating Expenses, $(2) million for Interest Expense and $(2) million for Interest Income.
(b)	Includes depreciation and amortization expense of $145 million, consisting of $135 million for Power Delivery, $2 million for Pepco Energy Services and $8 million for Corporate and Other.
(c)	Includes an impairment loss of $53 million ($32 million after-tax) at Pepco Energy Services associated with its combined heat and power thermal generating plant and operation in Atlantic City.

	Three Months Ended September 30, 2013
	(millions of dollars)
	Power Delivery	Pepco Energy Services	Corporate and Other (a)	PHI Consolidated
Operating Revenue	$1,298	$48	$(2)	$1,344
Operating Expenses (b)	1,067	50	(8)	1,109
Operating Income (Loss)	231	(2)	6	235
Interest Expense	58	1	9	68
Other Income (Loss)	8	1	(1)	8
Income Tax Expense (Benefit)	67	(1)	(1)	65
Net Income (Loss) from Continuing Operations	114	(1)	(3)	110
Total Assets (excluding Assets Held for Disposition)	12,790	341	1,779	14,910
Construction Expenditures	$293	$1	$33	$327

(a)	Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to Power Delivery for purposes of assessing impairment. Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit Power Delivery. These expenditures are recorded as incurred in Corporate and Other and are allocated to Power Delivery once the assets are placed in service. Corporate and Other includes intercompany amounts of $(2) million for Operating Revenue, $(1) million for Operating Expenses, $(2) million for Interest Expense and $(2) million for Interest Income.
(b)	Includes depreciation and amortization expense of $124 million, consisting of $116 million for Power Delivery and $8 million for Corporate and Other.

10 (more)

SEGMENT INFORMATION – continued

	Nine Months Ended September 30, 2014
	(millions of dollars)
	Power Delivery	Pepco Energy Services	Corporate and Other (a)	PHI Consolidated
Operating Revenue	$3,554	$212	$(6)	$3,760
Operating Expenses (b)	3,005	263 (c)	2	3,270
Operating Income (Loss)	549	(51)	(8)	490
Interest Expense	169	1	30	200
Other Income	39	2	1	42
Income Tax Expense (Benefit)	157	(25)	(7)	125
Net Income (Loss) from Continuing Operations	262	(25)	(30)	207
Total Assets	13,697	255	1,346	15,298
Construction Expenditures	$789	$2	$55	$846

(a)	Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to Power Delivery for purposes of assessing impairment. Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit Power Delivery. These expenditures are recorded as incurred in Corporate and Other and are allocated to Power Delivery once the assets are placed in service. Corporate and Other includes intercompany amounts of $(6) million for Operating Revenue, $(5) million for Operating Expenses, $(2) million for Interest Expense and $(3) million for Interest Income.
(b)	Includes depreciation and amortization expense of $410 million, consisting of $381 million for Power Delivery, $6 million for Pepco Energy Services and $23 million for Corporate and Other.
(c)	Includes an impairment loss of $53 million ($32 million after-tax) at Pepco Energy Services associated with its combined heat and power thermal generating plant and operation in Atlantic City.

	Nine Months Ended September 30, 2013
	(millions of dollars)
	Power Delivery	Pepco Energy Services	Corporate and Other (a)	PHI Consolidated
Operating Revenue	$3,428	$154	$(7)	$3,575
Operating Expenses (b)	2,934	151	(23)	3,062
Operating Income	494	3	16	513
Interest Expense	172	1	32	205
Other Income	21	2	1	24
Income Tax Expense (c)	115	1	164 (d)	280
Net Income (Loss) from Continuing Operations	228	3	(179)	52
Total Assets (excluding Assets Held for Disposition)	12,790	341	1,779	14,910
Construction Expenditures	$856	$2	$85	$943

(a)	Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to Power Delivery for purposes of assessing impairment. Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit Power Delivery. These expenditures are recorded as incurred in Corporate and Other and are allocated to Power Delivery once the assets are placed in service. Corporate and Other includes intercompany amounts of $(8) million for Operating Revenue, $(7) million for Operating Expenses, $(6) million for Interest Expense and $(7) million for Interest Income.
(b)	Includes depreciation and amortization expense of $352 million, consisting of $327 million for Power Delivery, $4 million for Pepco Energy Services and $21 million for Corporate and Other.
(c)	Includes after-tax interest associated with uncertain and effectively settled tax positions allocated to each member of the consolidated group, including a $12 million interest benefit for Power Delivery and interest expense of $66 million for Corporate and Other.
(d)	Includes non-cash charges of $101 million representing the establishment of valuation allowances against certain deferred tax assets of PCI included in Corporate and Other.

11 (more)

PEPCO HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(millions of dollars, except per share data)

Operating Revenue	$1,313	$1,344	$3,760	$3,575

Operating Expenses
Fuel and purchased energy	545	579	1,622	1,587
Other services cost of sales	54	37	161	112
Other operation and maintenance	242	208	679	647
Depreciation and amortization	145	124	410	352
Other taxes	109	119	315	325
Deferred electric service costs	(1)	42	30	39
Impairment loss	53	-	53	-

Total Operating Expenses	1,147	1,109	3,270	3,062

Operating Income	166	235	490	513

Other Income (Expenses)
Interest expense	(68)	(68)	(200)	(205)
Other income	15	8	42	24

Total Other Expenses	(53)	(60)	(158)	(181)

Income from Continuing Operations Before Income Tax Expense	113	175	332	332

Income Tax Expense Related to Continuing Operations	34	65	125	280

Net Income from Continuing Operations	79	110	207	52

Income (Loss) from Discontinued Operations, Net of Income Taxes	-	8	-	(322)

Net Income (Loss)	$79	$118	$207	$(270)

Basic and Diluted Share Information
Weighted average shares outstanding – Basic (millions)	252	249	251	245

Weighted average shares outstanding – Diluted (millions)	252	249	252	245

Earnings per share of common stock from Continuing Operations – Basic and Diluted	$0.31	$0.44	$0.82	$0.21

Earnings (loss) per share of common stock from Discontinued Operations – Basic and Diluted	-	0.04	-	(1.31)

Basic and Diluted earnings (loss) per share	$0.31	$0.48	$0.82	$(1.10)

12 (more)

PEPCO HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2014	December 31, 2013
	(millions of dollars)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$257	$23
Restricted cash equivalents	21	13
Accounts receivable, less allowance for uncollectible accounts of $50 million and $38 million, respectively	812	835
Inventories	152	148
Deferred income tax assets, net	34	51
Income taxes and related accrued interest receivable	7	274
Prepaid expenses and other	86	54

Total Current Assets	1,369	1,398

OTHER ASSETS
Goodwill	1,407	1,407
Regulatory assets	2,032	2,087
Income taxes and related accrued interest receivable	57	75
Restricted cash equivalents	13	14
Other	167	163

Total Other Assets	3,676	3,746

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	15,241	14,567
Accumulated depreciation	(4,988)	(4,863)
Net Property, Plant and Equipment	10,253	9,704

TOTAL ASSETS	$15,298	$14,848

13 (more)

PEPCO HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2014	December 31, 2013
	(millions of dollars, except shares)
LIABILITIES AND EQUITY

CURRENT LIABILITIES
Short-term debt	$533	$565
Current portion of long-term debt and project funding	279	446
Accounts payable	192	215
Accrued liabilities	321	301
Capital lease obligations due within one year	10	9
Taxes accrued	47	56
Interest accrued	80	47
Liabilities and accrued interest related to uncertain tax positions	6	397
Other	341	277

Total Current Liabilities	1,809	2,313

DEFERRED CREDITS
Regulatory liabilities	371	399
Deferred income tax liabilities, net	3,191	2,928
Investment tax credits	16	17
Pension benefit obligation	130	116
Other postretirement benefit obligations	177	206
Liabilities and accrued interest related to uncertain tax positions	6	28
Other	187	189

Total Deferred Credits	4,078	3,883

OTHER LONG-TERM LIABILITIES
Long-term debt	4,691	4,053
Transition bonds issued by ACE Funding	183	214
Long-term project funding	9	10
Capital lease obligations	55	60

Total Other Long-Term Liabilities	4,938	4,337

COMMITMENTS AND CONTINGENCIES

PREFERRED STOCK
Series A preferred stock, $.01 par value, 18,000 shares authorized, 10,800 and zero shares outstanding, respectively	111	–

EQUITY
Common stock, $.01 par value, 400,000,000 shares authorized, 251,879,809 and 250,324,898 shares outstanding, respectively	3	3
Premium on stock and other capital contributions	3,794	3,751
Accumulated other comprehensive loss	(33)	(34)
Retained earnings	598	595

Total Equity	4,362	4,315

TOTAL LIABILITIES AND EQUITY	$15,298	$14,848

14 (more)

POWER DELIVERY SALES AND REVENUE

	Three Months Ended September 30,		Nine Months Ended September 30,
Power Delivery Sales (Gigawatt Hours)	2014	2013	2014	2013
Regulated T&D Electric Sales
Residential	4,769	5,060	13,441	13,342
Commercial and industrial	7,953	8,214	22,596	22,887
Transmission and other	58	61	182	183
Total Regulated T&D Electric Sales	12,780	13,335	36,219	36,412

Default Electricity Supply Sales
Residential	3,868	4,031	10,835	10,696
Commercial and industrial	1,613	1,430	4,175	3,909
Other	12	11	33	42
Total Default Electricity Supply Sales	5,493	5,472	15,043	14,647

Power Delivery Electric Revenue (Millions of dollars)
Regulated T&D Electric Revenue
Residential	$251	$247	$640	$601
Commercial and industrial	286	276	768	733
Transmission and other	113	103	328	291
Total Regulated T&D Electric Revenue	$650	$626	$1,736	$1,625

Default Electricity Supply Revenue
Residential	$366	$426	$1,025	$1,087
Commercial and industrial	156	165	429	418
Other	37	45	175	115
Total Default Electricity Supply Revenue	$559	$636	$1,629	$1,620

Other Electric Revenue	$13	$13	$44	$46

Total Electric Operating Revenue	$1,222	$1,275	$3,409	$3,291

Power Delivery Gas Sales and Revenue
Regulated Gas Sales (Mcf)
Residential	404	406	6,114	5,365
Commercial and industrial	745	563	4,285	3,232
Transportation and other	1,075	1,255	4,737	5,141
Total Regulated Gas Sales	2,224	2,224	15,136	13,738

Regulated Gas Revenue (Millions of dollars)
Residential	$9	$9	$77	$71
Commercial and industrial	6	6	44	35
Transportation and other	2	2	8	8
Total Regulated Gas Revenue	$17	$17	$129	$114

Other Gas Revenue	$3	$6	$16	$23

Total Gas Operating Revenue	$20	$23	$145	$137

Total Power Delivery Operating Revenue	$1,242	$1,298	$3,554	$3,428

15 (more)

POWER DELIVERY – CUSTOMERS

	September 30, 2014	September 30, 2013

Regulated T&D Electric Customers (in thousands)
Residential	1,656	1,643
Commercial and industrial	199	199
Transmission and other	2	2
Total Regulated T&D Electric Customers	1,857	1,844

Regulated Gas Customers (in thousands)
Residential	117	116
Commercial and industrial	9	9
Transportation and other	–	–
Total Regulated Gas Customers	126	125

WEATHER DATA – CONSOLIDATED ELECTRIC SERVICE TERRITORY

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Heating Degree Days	17	43	3,026	2,770
20 Year Average	26	27	2,740	2,750
Percentage Difference from Average	(35%)	59%	10%	1%
Percentage Difference from Prior Year	(61%)		9%

Cooling Degree Days	912	946	1,329	1,386
20 Year Average	972	977	1,364	1,364
Percentage Difference from Average	(6%)	(3%)	(3%)	2%
Percentage Difference from Prior Year	(4%)		(4%)

POWER DELIVERY – CONSTRUCTION EXPENDITURE FORECAST

(Millions of Dollars)	2015	2016	2017	2018	2019	Total

ACE	$265	$324	$321	$283	$237	$1,430
DPL	359	351	359	376	301	1,746
Pepco	667	707	716	687	654	3,431
Total Construction Expenditures	$1,291	$1,382	$1,396	$1,346	$1,192	$6,607

POWER DELIVERY – YEAR-END RATE BASE FORECAST

(Millions of Dollars)	2013A	2014	2015	2016	2017	2018	2019
ACE	$1,618	$1,635	$1,749	$1,935	$2,057	$2,175	$2,283
DPL	2,095	2,183	2,386	2,532	2,732	2,962	3,121
Pepco	3,392	3,642	3,958	4,365	4,774	5,057	5,251
Total Rate Base	$7,105	$7,460	$8,093	$8,832	$9,563	$10,194	$10,655

Notes: Forecast is based on expected plant closings associated with the construction expenditure forecast, current depreciation rates and expected deferred tax benefits at current statutory tax rates. A=actual

16 (more)

PEPCO ENERGY SERVICES

Financial Information - Continuing Operations

(Millions of Dollars)	Three Months Ended September 30,
	2014	2013

Operating Revenue	$73	$48
Cost of Goods Sold	56	39
Gross Margin	17	9
Other Operation and Maintenance Expenses	15	11
Impairment Loss	53 *	-
Depreciation and Amortization	2	-
Operating Loss	(53)	(2)
Other Income	-	-
Loss Before Income Taxes	(53)	(2)
Income Tax Benefit	(26)	(1)
Net Loss from Continuing Operations (GAAP)	$(27)	$(1)

*	Impairment loss of $53 million ($32 million after-tax) associated with the combined heat and power thermal generating plant and operation in Atlantic City.

(Millions of Dollars)	Nine Months Ended September 30,
	2014	2013

Operating Revenue	$212	$154
Cost of Goods Sold	165	114
Gross Margin	47	40
Other Operation and Maintenance Expenses	39	33
Impairment Loss	53 *	-
Depreciation and Amortization	6	4
Operating (Loss) Income	(51)	3
Other Income	1	1
(Loss) Income Before Income Taxes	(50)	4
Income Tax (Benefit) Expense	(25)	1
Net (Loss) Income from Continuing Operations (GAAP)	$(25)	$3

*	Impairment loss of $53 million ($32 million after-tax) associated with the combined heat and power thermal generating plant and operation in Atlantic City.

(Millions of Dollars)	September 30,	December 31,
	2014	2013

Total Assets	$255	$335
Current Assets	145	188
Property, Plant and Equipment	54	113
Other Assets	56	34

Total Liabilities	$88	$85
Current Liabilities	60	55
Long-Term Liabilities	28	30

Equity	$167	$250

17 # # # # #